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                                                                    Exhibit 10.8

                        eGAIN COMMUNICATIONS CORPORATION

                                HOSTING AGREEMENT

      1. Hosting Agreement. This Agreement (including its Exhibit A and all other documents referenced herein) is entered into by eGain Communications Corporation ("eGain") and Eliance Corporation ("Customer") for the purpose of providing Customer with Web-based access to eGain's software specified in Exhibit A, including any updates, upgrades or revisions provided under this Agreement ("Software"), and certain other services relating to the processing of and response to online inquiries and messages ("Online Messages") received by Customer from its customers and other users of Customer's Web site ("Users").

      2. Provision of Services. eGain will provide Customer with access, maintenance and related hosting services ("Hosting Services") to the Software installed on eGain's servers and other equipment (the "eGain System"). Customer agrees, as reasonably requested by eGain, to provide eGain with access to Customer's premises and equipment and to otherwise cooperate with eGain in performing the services. During the term of this Agreement, Customer may obtain information ("Reports") regarding Customer's use of the Software and the quantity and handling of Online Messages routed to the eGain System by accessing the eGain System through a password-protected Web site made available by eGain. Customer shall be responsible for maintaining the confidentiality of such passwords and shall permit only authorized employees of Customer to access the eGain System. The Hosting Services, and the hosting fees specified in Exhibit A, do not include any deployment, training or other consulting or professional services which, if applicable, will be specified in a Statement of Work, signed by both parties, and incorporated herein by this reference.

      2.1 Customer Support. eGain will provide live telephone support to Customer 24-hours-a-day, seven-days-a-week by a trained eGain customer support representative.

      3. Customer's Responsibilities. Customer agrees that it shall be responsible for providing and maintaining its own Internet access and all necessary telecommunications equipment, software and other materials ("Customer Equipment") at Customer's location necessary for accessing the Software and the eGain System through the Internet. Customer agrees to notify eGain of any changes in the Customer Equipment, including any system configuration changes or any hardware or software upgrades, which may affect the Hosting Services provided hereunder. The eGain System is only to be used for lawful purposes. Customer agrees not to transmit, re-transmit or store materials on or through the eGain System or the Software that are harmful to the eGain System or Software, or in violation of any applicable laws or regulations, including without limitation laws relating to infringement of intellectual property and proprietary rights of others. To the extent that certain components of the Software may be downloaded to Customer's or User's computer as a result of accessing the Software as part of the Hosting Services, eGain grants Customers a non-exclusive, non-transferable, limited license, with right to sublicense solely to Users, to use such Software only in connection with the Hosting Services. Neither Customer nor Users are otherwise permitted to use the Software, nor will Customer or Users disassemble, decompile or otherwise attempt to discern the source code of such Software. Customer agrees that, except as expressly set forth in this Section and in Section 11, it will not rent, lease, sublicense, re-sell, time-share or otherwise assign to any third party this Agreement or any of Customer's rights or licenses to access the Software or the eGain System, nor shall Customer use, or authorize others to use, the Software, Hosting Services or the eGain System to operate a service bureau. Notwithstanding the preceding sentence, Customer shall be permitted to provide access to the eGain System to its employees and agents located worldwide.

      4. Proprietary Rights. Except for the limited access right granted to Customer in this Agreement, all right, title and interest in and to the Software (including any and all modifications as a result of any implementation services rendered) and the eGain System are and shall remain the exclusive property of eGain and its licensors. eGain acknowledges and agrees that the Online Messages are the property of Customer and that eGain has only a limited right to use the Online Messages as set forth in the following sentence. Notwithstanding the foregoing, eGain may access and disclose the Online Messages solely as necessary to provide the Hosting Services, to operate and maintain its systems, to comply with applicable laws and government orders and requests, and to protect itself and its customers.

      5. Pricing and Payment. Customer agrees to pay the fees and other charges for the Hosting Services and other services provided under this Agreement as specified in Exhibit A of this Agreement. CUSTOMER AGREES TO PAY FOR HOSTING SERVICES ON OR BEFORE THE FIRST DAY OF THE MONTH IN WHICH THE HOSTING SERVICES ARE PROVIDED, except that, with respect to Additional Fees (as defined in Exhibit A), eGain will invoice Customer for such Fees in the month after the month in which such fees accrue as provided in Exhibit A. All amounts payable hereunder are exclusive of any and all taxes, and Customer is responsible for payment of such taxes (excluding taxes based on eGain's net income). All prices are stated, and Customer shall pay, in United States dollars. Payment received by eGain after the due date shall be subject to a late fee equal to one and one-half percent (1.5%) per month, or, if less, the maximum amount allowed by applicable law. At the end of the initial one-year term of this Agreement and any subsequent one-year terms, eGain may adjust the monthly fee payable under this Agreement by providing Customer written notice of such adjustment at least sixty (60) days prior to the beginning of the new term.

      6. Limited Warranties; Disclaimer of Warranties.

      6.1 eGain warrants and represents to Customer that (i) the Software will perform substantially in accordance with the documentation, if any, provided by eGain to Customer, and (ii) the Hosting Services will be performed in a professional and workmanlike manner and in accordance with Section 2. In the event of Downtime (as defined in this Section 6.1 below), as Customer's sole and exclusive remedy and eGain's sole and exclusive liability, the monthly fee payable for the Hosting Services shall be reduced as follows:

      a) For the first sixty (60) minutes of Downtime during Normal Business Hours or the first four (4) hours of Downtime outside of Normal Business Hours ("Initial Downtime"), eGain will credit Customer's account for one
      (1) day of service.

      b) For each eight (8) hour period of Downtime per day in addition to the Initial Downtime, eGain will credit Customer's account for one (1) additional day of service.

For the purposes of this Agreement, "Downtime" shall mean any interruption in the availability of Hosting Services to Customer (excluding scheduled interruptions of which Customer is notified 48 hours in advanced), only if such interruption is due either to: 1) an error in the Software, or 2) failure of the eGain System (but not including problems associated with Internet connectivity). Downtime begins upon Customer notification to eGain of the interruption, either


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                        eGAIN COMMUNICATIONS CORPORATION

                                HOSTING AGREEMENT

by speaking directly with an eGain customer service representative or recording a voice mail message in the eGain customer service voice mail box, and continues until the availability of the Hosting Services is restored to the Customer. For purposes of this Agreement, "Normal Business Hours" shall mean between the hours of 6:00 a.m to 6:00 p.m. Pacific time, Monday through Friday excluding national holidays.

In the event of a breach (other than Downtime) of the warranty set forth in
Section 6.1(i) above, Customer's sole and exclusive remedy, and eGain's sole and exclusive liability shall be, at eGain's option, repair or replacement of the Software.

THE FOREGOING CONSTITUTES CUSTOMER'S SOLE AND EXCLUSIVE REMEDY, AND eGAIN'S ENTIRE LIABILITY, FOR DOWNTIME AND FOR BREACH OF THE HOSTING SERVICES WARRANTY PROVIDED IN THIS SECTION 6.1.

      6.2 eGain represents and warrants that, prior to, during and after the calendar year 2000 A.D., the Software and the eGain System will process, calculate, manipulate, sort, store and transfer date data without material error or material performance degradation, including without limitation date data which represents or references different centuries or more than one century (such representation and warranty being referred to as "Year 2000 Compliant"). In the event that the Software or eGain System is not Year 2000 Compliant, Customer's sole and exclusive remedy and eGain's sole and exclusive liability shall be for eGain, at no additional cost to Customer, to promptly modify the Software or the eGain System so that the Software or eGain System is Year 2000 Compliant. The foregoing warranty is conditioned upon the Customer using the Software and/or the eGain System in accordance with its applicable Documentation, and on other software, hardware, network and systems (other than the Software and the eGain System) with which the Software and/or the eGain System interface or interoperate also being Year 2000 Compliant.

      6.3 EXCEPT AS PROVIDED IN SECTIONS 6.1-6.2, (A) THE HOSTING SERVICES ARE PROVIDED, AND THE SOFTWARE AND THE eGAIN SYSTEM ARE MADE AVAILABLE, BY eGAIN TO CUSTOMER "AS IS," AND (B) eGAIN AND ITS SUPPLIERS MAKE NO WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED, REGARDING THE HOSTING SERVICES, THE SOFTWARE OR THE eGAIN SYSTEM, AND SPECIFICALLY DISCLAIM THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND AGAINST INFRINGEMENT, TO THE MAXIMUM EXTENT POSSIBLE BY LAW.

      6.4 Without limiting the express warranties set forth in this Agreement, eGain does not warrant that the Software, the eGain System or the Hosting Services will meet Customer's requirements (except as provided in Section 6.1) or that Customer's access to and use of the Software, the eGain System or the Hosting Services will be uninterrupted or free of errors or omissions. eGain cannot and does not guarantee the privacy, security, authenticity and non-corruption of any information transmitted through, or stored in any system connected to, the Internet. eGain will use commercially reasonable efforts to adequately maintain, and upgrade as necessary, the eGain System to provide the Hosting Services to its customers. However, except as expressly set forth herein, eGain shall not be responsible for any delays, errors, failures to perform, or disruptions in the Hosting Services caused by or resulting from any act, omission or condition beyond eGain's reasonable control.

      7. Limitation of liability. EXCLUDING LIABILITY FOR INFRINGEMENT CLAIMS AS DISCUSSED IN SECTION 9 OF THIS AGREEMENT, IN NO EVENT SHALL eGAIN BE LIABLE TO CUSTOMER FOR CONSEQUENTIAL, EXEMPLARY, INDIRECT, SPECIAL OR INCIDENTAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS), OR BE LIABLE TO ANY THIRD PARTY FOR ANY DAMAGES WHATSOEVER, EVEN IF eGAIN HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. eGain's entire liability under this Agreement for any damages from any cause whatsoever, regardless of form or action, whether in contract, negligence or otherwise, shall in no event exceed an amount equal to the price paid for the Services out of which the claim arose.

      8. Confidential Information. Each party agrees to keep confidential and to use only for purposes of performing (or as otherwise permitted under) this Agreement, any proprietary or confidential information of the other party disclosed pursuant to this Agreement which is marked as confidential or which would reasonably be considered of a confidential nature. The obligation of confidentiality shall not apply to information which is publicly available through authorized disclosure, is known by the receiving party at the time of disclosure as evidenced in writing, is rightfully obtained from a third party who has the right to disclose it, or which is required by law, government order or request to be disclosed. Upon any termination of this Agreement, each party shall return to the other party all confidential information of the other party, and all copies thereof, in the possession, custody or control of the party unless otherwise expressly provided in this Agreement.

      9. Indemnification. Subject to the limitations set forth in this Section 9, eGain will defend any third-party suit or action against Customer to the extent such suit or action is based on a claim that the Software or the eGain System infringes any valid United States patent, copyright, trade secret or other proprietary right, and eGain will pay those damages and costs finally awarded against Customer in any monetary settlement of such suit or action which are specifically attributable to such claim. These obligations do not include any claims to the extent they are based on use of the Software or eGain System in violation of this Agreement or in combination with any other software or hardware, or any modification to the Software or eGain System pursuant to Customer's specifications. If any portion of the Software or eGain System becomes, or in eGain's opinion is likely to become, the subject of a claim of infringement, then eGain may, at its option and expense, (a) procure for Customer the right to continue using such Software or the eGain System, or (b) replace or modify the Software or the eGain System so that it becomes non-infringing. The indemnity obligations set forth in this Section 9 are contingent upon: (i) Customer giving prompt written notice to the eGain of any such claim(s); (ii) eGain having sole control of the defense or settlement of the claim; and (iii) at eGain's request and expense, Customer cooperating in the investigation and defense of such claim(s). THE FOREGOING STATES eGAIN'S ENTIRE LIABILITY FOR INFRINGEMENT CLAIMS.

      10. Term and Termination.

      10.1 Term and Termination. This Agreement shall continue in effect from the Effective Date for a one (1) year period, unless earlier terminated as set forth below, and thereafter shall renew automatically for successive one (1) year periods unless either party gives the other party at least thirty (30) days prior written notice of its intent not to renew the Agreement. In addition, either party may terminate this Agreement by giving to the other party written notice


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                        eGAIN COMMUNICATIONS CORPORATION

                                HOSTING AGREEMENT

of such termination upon the other party's material breach of any material term (subject to the other party's right to cure within thirty (30) days after receipt of such notice), the other party's insolvency, or the institution of any bankruptcy or similar proceedings by or against the other party.

      10.2 Effect of Termination. Upon any termination of this Agreement, eGain shall immediately cease providing all Hosting Services, and Customer shall no longer have access to the Software or the eGain System. Except in the event of termination for Customer's breach, eGain shall provide Customer with an electronic copy of the final Reports (covering the month just prior to termination of this Agreement). eGain shall be entitled to retain a copy (whether electronic or otherwise) of the Online Messages and the Reports for its records and internal purposes and shall not disclose such Online Messages or Reports to any third party except as permitted under Section 4. Within fifteen
(15) days of any termination of this Agreement, Customer shall pay to eGain all unpaid fees accrued prior to termination. Sections 4, 5 (as to amounts accrued but unpaid), 7, 8, 10.2 and 12 and Exhibit A (as to amounts accrued but unpaid) shall survive any expiration or termination of this Agreement.

      11. Customer References. Customer agrees that, during the term of this Agreement, eGain may reference Customer in eGain's customer listings and may place Customer's name and logo on eGain's Web site and in collateral marketing materials relating to eGain's products and services. Customer hereby grants eGain a right to use Customer's trademarks (name and logo only) designated by Customer for such limited uses, subject to Customer's trademark/logo usage guidelines, if any, provided by Customer to eGain. With these limited exceptions, eGain agrees that it may not use Customer's name, logo or any other trademarks (including in any press releases, customer "case studies," and the like) without Customer's prior consent.

      12. Miscellaneous. This Agreement, including Exhibit A and any other exhibits hereto, constitutes the entire agreement of the parties, and supersedes any prior or contemporaneous agreements between the parties, with respect to the subject of this Agreement. Except as otherwise expressly provided herein, this Agreement may be modified only by a writing signed by an authorized representative of each party. This Agreement shall be governed by and construed in accordance with the laws of the State of California exclusive of its conflict of laws principles. Notices under this Agreement shall be in writing, addressed to the party at its last-provided address, and shall be deemed given when delivered personally, or by e-mail (with confirmation of receipt) or conventional mail (registered or certified, postage prepaid with return receipt requested). Nothing contained in this Agreement is intended or is to be construed to constitute eGain and Customer as partners or joint venturers or either party as an agent of the other. If any provision of this Agreement shall be declared invalid, illegal or unenforceable, all remaining provisions shall continue in full force and effect. All waivers of any rights or breach hereunder must be in writing to be effective, and no failure to enforce any right or provision shall be deemed to be a waiver of the same or other right or provision on that or any other occasion. Neither party may assign or otherwise transfer its rights and/or obligations under this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, no consent shall be required for an assignment of this Agreement made pursuant to a merger, consolidation, or the acquisition of all or substantially all of the business and assets of a party. This Agreement will bind and inure to the benefit of the parties and their successors and permitted assigns.

      Each party agrees to the terms and conditions contained in this Agreement.

                        Customer: Eliance Corporation

                        Name:/s/                                 Title:
                             ___________________________               _________

                        Signature:______________________         Date:__________


                        eGain Communications Corporation:

                        Name:/s/                                 Title:
                             ___________________________               _________

                        Signature:______________________         Date:__________